QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21

CAREER EDUCATION CORPORATION
List of Subsidiaries

ABS Educational Heritage, LLC (DE)
AIU Educational Heritage, LLC (DE)
AIU Online, LLC (DE)
Al Collins Graphic Design School, Ltd. (DE)
Allentown Business School, Ltd. (DE)
American European Middle East Corporation, L.L.C. (GA)
American InterContinental University, Inc. (GA)
American InterContinental University—London, Limited (UK)
American InterContinental University—London, Ltd. U.S. (DC)
Briarcliffe College, Inc. (NY)
Briarcliffe Educational Heritage, LLC (DE)
Brooks College, Ltd. (DE)
Brooks Institute of Photography, L.L.C. (DE)
Brown Institute, Ltd. (DE)
California Culinary Academy, Inc. (CA)
California Culinary Academy, LLC (DE)
Career Education Corporation France SAS (FR)
Career Education Corporation Luxembourg Sarl (Luxembourg)
Career Education Student Finance, LLC (DE)
CEC Educated Staffing, Inc. (DE)
CEC e-Learning, LLC (IL)
CEC Employee Group, LLC (DE)
CEC Europe, LLC (DE)
CEC Europe, LLC & Investors & Cie, SCS (Luxembourg)
CEC Europe, LLC & Investors, SCS (Luxembourg)
CEC France SAS (France)
CEC Holdings I, Inc. (DE)
CEC Luxembourg Sarl (Luxembourg)
CEC Management, Inc. (IL)
CEC Real Estate Holding, Inc. (DE)
Centre d'Etudes Européen du Sud Ouest (CEE SO) Sarl (France)
Centre d'Etudes Européen Rhône-Alpes (CEE Rhône-Alpes) Sarl (France)
Curriculum Holding Co., LLC (DE)
Colorado Technical University, Inc (CO)
CTU Corporation (formerly MDJB, Inc.) (CO)
Education and Training, Incorporated (DE)
EduTrek Systems, Inc. (GA)
EduTrek International, Inc. (GA)
Formastrat SA (France)
Gibbs College of Boston, Inc., a private two-year college (MA)
Harrington Institute of Interior Design, Inc. (IL)
Hoban Holding, Inc (PA)
IADT-South, LLC (DE)
IAMD Limited (DE)
International Academy of Design—Orlando, Inc. (FL)
International Academy of Design and Technology, Montreal, LTD
International Academy of Design and Technology, Ottawa LTD
International Academy of Design & Technology Nashville, LLC (DE)

International Academy of Design and Technology, Toronto Ltd.
International Academy of Design & Technology—Detroit, Inc. (MI)
International Academy of Merchandising & Design (Canada) Ltd. (Ontario)
International Academy of Merchandising & Design, Inc. (FL)
International Academy of Merchandising & Design, Ltd. (IL)
Katharine Gibbs of Philadelphia, LLC (PA)
KGS Educational Heritage, LLC (DE)
LCB—Chicago Beverages, LLC (IL)
LCB—Chicago Group, LLC (IL)
LCB Culinary Schools, LLC (DE)
LCB Educational Heritage, LLC (DE)
Le Cordon Bleu Institute of Culinary Arts, Inc. (PA)
McIntosh College, Inc. (DE)
Marlin Acquisition Corp. (FL)
Market Direct, Inc. (IL)
Missouri College, Inc. (MO)
Organisation et Développement (O & D) SAS (France)
Orlando Culinary Academy, Inc. (FL)
PA Culinary Acquisition Corporation (DE)
PA Culinary Educational Heritage, LLC (DE)
Sanford Brown College, Inc. (DE)
School of Computer Technology, Inc. (DE)
SCI 24 Rue Raze (France)
SCI Ateliers "Perspectives Courrages" de la Villette (France)
SCI Bassin des "Perspectives Courrages" de la Villette (France)
SCI Quartier des Chartrons (France)
Scottsdale Beverages, LLC (NV)
Scottsdate Culinary Institute, Inc. (DE)
Scottsdale Group, LLC (NV)
Société d'Expansion Economique et Culturelle du Bassin de la
    Villette (SEEC Bassin de la Villette) SAS (France)
Société Française d'Etude et de Formation (SFEF) Sarl (France)
SoftTrain IT College, Inc. (Ontario)
Southern California School of Culinary Arts, Ltd. (DE)
Sup Santé Sarl (France)
TCA Acquisition, L.P. (TX)
TCA Beverages, Inc. (TX)
TCA Group, Inc. (TX)
The Cooking and Hospitality Institute of Chicago, Inc. (IL)
The Katharine Gibbs Corporation—Melville (NY)
The Katharine Gibbs Corporation—New York (NY)
The Katharine Gibbs School of Montclair, Inc. (NJ)
The Katharine Gibbs School of Piscataway, Inc. (NJ)
The Katharine Gibbs School of Norwalk, Inc. (CT)
The Katharine Gibbs School of Providence, Inc. (RI)
Ultrasound Technical Services, Inc. (NY)
WAI, Inc.
Washington Business School, Ltd. (DE)
WCI—Atlanta Beverages, LLC (GA)
WCI—Atlanta Group, LLC (GA)
Western Culinary Institute, Ltd. (DE)
Words of Wisdom, LLC

QuickLinks

  EXHIBIT 21
CAREER EDUCATION CORPORATION List of Subsidiaries